Exhibit 99.1

CareTrust REIT Announces Second Quarter 2026 Operating Results; Increases 2026 Guidance

Conference Call Scheduled for Friday, August 7, 2026 at 11:00 am ET
DANA POINT, Calif., August 6, 2026 (BUSINESS WIRE) -- CareTrust REIT, Inc. (NYSE:CTRE) today reported operating results for the quarter ended June 30, 2026, as well as other recent events.
For the quarter, CareTrust reported:
•Net income of $89.0 million and net income per diluted weighted average share of $0.38, an increase of $0.03, or 9%, over the prior year quarter;
•Normalized FFO of $119.7 million and Normalized FFO per diluted weighted average share of $0.51, an increase of $0.08, or 19%, over the prior year quarter;
•Normalized FAD of $118.5 million and Normalized FAD per diluted weighted average share of $0.51, an increase of $0.08, or 19%, over the prior year quarter;
•$899.6 million of investment activity closed at a blended stabilized yield of 8.9%;
•$578.2 million of gross proceeds from a forward equity offering, which remain unsettled;
•$363.6 million of gross proceeds from settlement of equity forward contracts under the ATM Program;
•Net Debt to Annualized Normalized Run Rate EBITDA of 1.01x;
•100.0% collection of contractual rent and interest; and
•A quarterly dividend of $0.39 per share, representing a payout ratio of approximately 76% of Normalized FAD.
Since quarter end, CareTrust reports:
•$307.9 million of investment activity closed at a blended stabilized yield of 7.8%;
•A $540 million investment pipeline;
•$605 million available under its $1.2 billion unsecured revolving credit facility as of August 6, 2026;
•$90 million of cash on hand as of August 5, 2026; and
•$671 million in gross proceeds outstanding under equity forward contracts.

CareTrust’s Chief Executive Officer, Dave Sedgwick, commented, "Q2 was another record quarter for CareTrust on many fronts, carrying forward the momentum we've generated over the past few years. Year-to-date, we've deployed approximately $1.5 billion at a blended stabilized yield of roughly 8.7%. With a reloaded pipeline of $540 million, a fortress balance sheet, the team stronger than ever before, the opportunity set expanded, and great relationships with partners and new and existing high-quality operators, there has simply never been a more exciting time for CareTrust.”
Financial Results for Quarter Ended June 30, 2026
For the second quarter, CareTrust reported net income of $89.0 million, or $0.38 per diluted weighted-average common share, Normalized FFO of $119.7 million, or $0.51 per diluted weighted-average common share, and Normalized FAD of $118.5 million, or $0.51 per diluted weighted-average common share.
Liquidity
As of quarter end, CareTrust reported Net Debt-to-Annualized Normalized Run Rate EBITDA of 1.01x, and a net debt-to-enterprise value of approximately 5.4%. Derek Bunker, CareTrust's Chief Financial Officer, stated that as of today the Company has $595 million in borrowings outstanding on its $1.2 billion unsecured revolving credit facility, with no scheduled debt maturities prior to 2028, and approximately $785.8 million available for future issuances under the ATM Program. He also reported that CareTrust currently has approximately $90 million in cash on hand and $671 million in gross proceeds outstanding under unsettled equity forward contracts.

Increased 2026 Guidance
The Company provided updated guidance for 2026, projecting net income attributable to CareTrust of approximately $1.53 to $1.56 per share, Normalized FFO of approximately $2.03 to $2.06 per share, and Normalized FAD of approximately $2.01 to $2.04 per share. Mr. Bunker commented, “The midpoints of our new Normalized FFO and Normalized FAD guidance represent increases of 16.2% and 15.1%, respectively, over 2025 results. Our liquidity and capital access remain in great shape, giving us the flexibility to keep funding investments at our current pace. Between a balance sheet built for optionality and deep relationships across capital markets, we have real competitive advantages that provide runway to keep pursuing external growth aggressively."
Mr. Bunker noted that full year 2026 guidance is based on a weighted average diluted share count of 233 million shares, and assumes the following:
•No new investments, loans, or dispositions beyond those made year-to-date;
•No new debt or equity issuances beyond those made year-to-date;
•2.5% inflation-based rent escalators under long-term triple net leases;
•$147 million of loans to be fully repaid throughout the year; and
•No material change in the GBP:USD spot exchange rate.
Dividend Maintained
During the quarter, CareTrust declared a quarterly dividend of $0.39 per common share. On an annualized basis, the payout ratio was approximately 76% based on second quarter 2026 Normalized FFO, and 76% based on second quarter 2026 Normalized FAD.
Conference Call
A conference call will be held on Friday, August 7, 2026, at 11:00 a.m. Eastern Time (8:00 a.m. Pacific Time), during which CareTrust’s management will discuss second quarter 2026 results, recent developments and other matters. The toll-free dial-in number is 1 (833) 461-5787 or toll dial-in number is 1 (585) 542-9983 and the conference ID number is 615613867. The live audio webcast of the earnings conference call will be available on the Investors section of CareTrust’s website at investor.caretrustreit.com/events-and-presentations. To view any financial or other statistical information required by SEC Regulation G, please visit the Investors section of the CareTrust REIT website at http://investor.caretrustreit.com. This call will be recorded and will be available for replay via the website for 30 days following the call.
About CareTrustTM
CareTrust REIT, Inc. is a self-administered, publicly-traded real estate investment trust engaged in the ownership, acquisition, development and leasing of skilled nursing, seniors housing and other healthcare-related properties. With a portfolio of long-term net-leased properties spanning the United States and United Kingdom, and a growing portfolio of quality operators leasing them, CareTrust REIT is pursuing both external and organic growth opportunities across the United States and internationally. More information about CareTrust REIT is available at www.caretrustreit.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:
This press release contains, and the related conference call will include, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical statements of fact and statements regarding the Company’s intent, belief or expectations, including, but not limited to, statements regarding the following: access to capital; investment activity; growth prospects; and operating and financial performance, including our fiscal year 2026 guidance and the assumptions set forth therein.
Words such as “anticipate,” “believe,” “could,” “expect,” “estimate,” “intend,” “may,” “plan,” “seek,” “should,” “will,” “would,” and similar expressions, or the negative of these terms, are intended to identify such forward-looking statements. The Company’s forward-looking statements are based on management’s current expectations and beliefs, and are subject to a number of risks and uncertainties that could lead to actual results differing materially from those projected, forecasted or expected. Although the Company believes that the assumptions underlying the forward-looking statements are reasonable, the Company can give no assurance that its expectations will be attained. Factors which could have a material adverse effect on the Company’s operations and future prospects or which could cause actual results to differ materially from our expectations include, but are not limited to: (i) the ability of our tenants, managers, and borrowers to successfully operate our properties and to meet and/or perform their obligations under the agreements we have entered into with them, including without limitation, their respective obligations to indemnify, defend and hold us harmless from and against various claims, litigation and liabilities; (ii) the impact of unstable market and economic conditions; (iii) the impact of healthcare reform legislation, including reimbursement rates and potential minimum staffing level requirements, on the operating results and financial conditions of our tenants, managers, and borrowers; (iv) the consequences of bankruptcy, insolvency or financial deterioration of our tenants, managers and borrowers; (v) the ability and willingness of our tenants, managers and borrowers to renew their agreements with us, and our ability to reposition our properties on the same or better terms in the event of nonrenewal or in the event we replace an existing tenant or manager; (vi) the risk that we may have to incur impairment charges related to any asset sales if we are unable to sell such assets at the prices we expect; (vii) the impact of public health crises; (viii) the availability of and the ability to identify (a) tenants and managers who meet our credit and operating standards, and (b) suitable acquisition opportunities and the ability to acquire and lease the respective properties to such tenants and managers on favorable terms; (ix) the intended benefits of our acquisition of Care REIT plc (“Care REIT”) may not be realized, and the additional risks we will be subject to from our investment in Care REIT and any other international investments; (x) the additional operational and legal risks associated with our properties managed in a RIDEA structure; (xi) the impact of the unfavorable resolution of litigation or disputes and rising liability and insurance costs as a result thereof or other market factors; (xii) the ability to retain our key management personnel; (xiii) the ability to maintain our status as a real estate investment trust (“REIT”); (xiv) changes in the U.S. and U.K. tax law and other state, federal or local laws, whether or not specific to REITs; (xv) the ability to generate sufficient cash flows to service our outstanding indebtedness; (xvi) access to debt and equity capital markets; (xvii) fluctuating interest and currency rates; (xviii) risks and challenges related to our use of, or inability to use, artificial intelligence; and (xix) any additional factors included under Item 1A “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, as such risk factors may be amended, supplemented or superseded from time to time by other reports we file with the Securities and Exchange Commission (the “SEC”).
This press release and the related conference call provide information about the Company's financial results as of and for the quarter ended June 30, 2026 and is provided as of the date hereof, unless specifically stated otherwise. The Company expressly disclaims any obligation to update or revise any information in this press release or the related conference call (and replays thereof), including forward-looking statements, whether to reflect any change in the Company’s expectations, any change in events, conditions or circumstances, or otherwise.
As used in this press release or the related conference call, unless the context requires otherwise, references to “CTRE,” "CareTrust," “CareTrust REIT” or the “Company” refer to CareTrust REIT, Inc. and its consolidated subsidiaries. GAAP refers to generally accepted accounting principles in the United States of America.
Contact:
CareTrust REIT, Inc.
(949) 542-3130
ir@caretrustreit.com

CARETRUST REIT, INC.
CONSOLIDATED INCOME STATEMENTS
(in thousands, except per share data)
(Unaudited)
	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2026	2025	2026	2025
Revenues:
Rental income	$118,205	$86,033	$232,401	$157,679
Resident fees and services	4,643	—	8,495	—
Interest income from financing receivables	11,696	2,886	14,474	5,693
Interest income from other real estate related investments and other income	26,804	23,550	48,761	45,718
Total revenues	161,348	112,469	304,131	209,090
Expenses:
Depreciation and amortization	30,362	21,215	59,792	39,056
Interest expense	15,324	13,038	26,566	19,707
Property taxes and insurance	2,163	2,117	4,616	4,182
Senior housing operating expenses	3,732	—	6,838	—
Transaction costs	352	61	559	949
Provision for loan losses	4,671	—	4,671	—
Property operating (recoveries) expenses	(4)	938	292	1,043
General and administrative	15,777	12,549	30,114	21,572
Total expenses	72,377	49,918	133,448	86,509
Other income:
Gain on sale of real estate, net	—	—	—	3,876
Unrealized gain on other real estate related investments, net	1,725	1,968	1,732	3,255
Gain on foreign currency transactions, net	75	4,413	132	4,413
Total other income	1,800	6,381	1,864	11,544
Income before income tax expense	90,771	68,932	172,547	134,125
Income tax expense	(2,535)	(1,030)	(4,806)	(1,030)
Net income	88,236	67,902	167,741	133,095
Net loss attributable to noncontrolling interests	(760)	(643)	(1,465)	(1,252)
Net income attributable to CareTrust REIT, Inc.	$88,996	$68,545	$169,206	$134,347

Earnings per common share attributable to CareTrust REIT, Inc.:
Basic	$0.38	$0.36	$0.74	$0.71
Diluted	$0.38	$0.35	$0.74	$0.70

Weighted-average number of common shares:
Basic	233,751	192,444	228,412	189,813
Diluted	234,244	192,851	229,129	190,130
Dividends declared per common share	$0.39	$0.335	$0.78	$0.67

CARETRUST REIT, INC.
RECONCILIATIONS OF NET INCOME TO NON-GAAP FINANCIAL MEASURES
(in thousands and unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025

Net income attributable to CareTrust REIT, Inc.	$88,996	$68,545	$169,206	$134,347
Depreciation and amortization	30,362	21,215	59,792	39,056
Noncontrolling interests' share of real estate related depreciation and amortization	(2,844)	(2,513)	(5,656)	(4,736)
Interest expense	15,324	13,038	26,566	19,707
Income tax expense	2,535	1,030	4,806	1,030
Amortization of stock-based compensation	3,023	1,945	6,207	5,038
Amortization of stock-based compensation related to extraordinary incentive plan	—	1,081	264	1,897
EBITDA attributable to CareTrust REIT, Inc.	137,396	104,341	261,185	196,339
Gain on foreign currency transactions, net	—	(4,413)	—	(4,413)
Provision for loan losses	4,671	—	4,671	—
Property operating (recoveries) expenses	(4)	1,090	299	985
Gain on sale of real estate, net	—	—	—	(3,876)
Non-routine transaction costs	352	61	559	949
Unrealized gain on other real estate related investments, net	(1,725)	(1,968)	(1,732)	(3,255)
Normalized EBITDA attributable to CareTrust REIT, Inc.	140,690	99,111	$264,982	$186,729
Full impact of quarterly investments[1]	4,137	10,126
Normalized Run Rate EBITDA attributable to CareTrust REIT, Inc.	$144,827	$109,237

[1] Quarterly adjustments give effect to the investments completed and loans receivable pay downs during the three months ended for the respective period as though such investments and pay downs were completed as of the beginning of the period.

NET DEBT TO ANNUALIZED NORMALIZED RUN RATE EBITDA RECONCILIATION
(in thousands and unaudited)
	Three Months Ended June 30,
	2026	2025
Total debt	$1,210,000	$1,161,990
Cash, cash equivalents, restricted cash and escrow deposits on acquisitions of real estate	(49,267)	(306,051)
Net proceeds from forward equity offering and ATM forward[1]	(576,958)	—
Net Debt	$583,775	$855,939
Annualized Normalized Run Rate EBITDA attributable to CareTrust REIT, Inc.[2]	$579,308	$436,948
Net Debt to Annualized Normalized Run Rate EBITDA attributable to CareTrust REIT, Inc.	1.01x	2.0x
[1] Assumes the net proceeds from the future expected settlement of shares sold under forward equity offering and forward equity contracts through the Company's ATM program reduces outstanding debt and assumes the shares were issued.
[2] Annualized Normalized Run Rate EBITDA is calculated as Normalized Run Rate EBITDA attributable to CareTrust REIT, Inc. for the quarter multiplied by four (4).

CARETRUST REIT, INC.
RECONCILIATIONS OF NET INCOME TO NON-GAAP FINANCIAL MEASURES (continued)
(in thousands and unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025

Net income attributable to CareTrust REIT, Inc.	$88,996	$68,545	$169,206	$134,347
Real estate related depreciation and amortization	30,212	21,208	59,495	39,041
Noncontrolling interests' share of real estate related depreciation and amortization	(2,844)	(2,513)	(5,656)	(4,736)
Gain on sale of real estate, net	—	—	—	(3,876)
FFO attributable to CareTrust REIT, Inc.	116,364	87,240	223,045	164,776
Gain on foreign currency transactions, net	—	(4,413)	—	(4,413)
Provision for loan losses	4,671	—	4,671	—
Property operating (recoveries) expenses	(4)	1,090	299	985
Non-routine transaction costs	352	61	559	949
Amortization of stock-based compensation related to extraordinary incentive plan	—	1,081	264	1,897
Unrealized gain on other real estate related investments, net	(1,725)	(1,968)	(1,732)	(3,255)
Normalized FFO attributable to CareTrust REIT, Inc.	$119,658	$83,091	$227,106	$160,939

CARETRUST REIT, INC.
RECONCILIATIONS OF NET INCOME TO NON-GAAP FINANCIAL MEASURES (continued)
(in thousands, except per share data)
(Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025

Net income attributable to CareTrust REIT, Inc.	$88,996	$68,545	$169,206	$134,347
Real estate related depreciation and amortization	30,212	21,208	59,495	39,041
Noncontrolling interests' share of real estate related depreciation and amortization	(2,844)	(2,513)	(5,656)	(4,736)
Amortization of deferred financing fees	1,121	984	2,241	1,898
Amortization of stock-based compensation	3,023	1,945	6,207	5,038
Amortization of stock-based compensation related to extraordinary incentive plan	—	1,081	264	1,897
Straight-line rental income	(4,184)	(1,760)	(8,027)	(1,753)
Amortization of lease incentives	49	48	98	96
Noncontrolling interests' share of amortization of lease incentives	(23)	(24)	(47)	(48)
Amortization of above and below market leases	(43)	(972)	(42)	(1,898)
Noncontrolling interests' share of amortization of below market leases	—	463	—	926
Non-cash interest income	(1,129)	(703)	(1,477)	(1,326)
Gain on sale of real estate, net	—	—	—	(3,876)
FAD attributable to CareTrust REIT, Inc.	115,178	88,302	222,262	169,606
Gain on foreign currency transactions, net	—	(4,413)	—	(4,413)
Provision for loan losses	4,671	—	4,671	—
Property operating (recoveries) expenses	(4)	1,090	299	985
Non-routine transaction costs	352	61	559	949
Unrealized gain on other real estate related investments, net	(1,725)	(1,968)	(1,732)	(3,255)
Normalized FAD attributable to CareTrust REIT, Inc.	$118,472	$83,072	$226,059	$163,872

FFO per share attributable to CareTrust REIT, Inc.	$0.50	$0.45	$0.97	$0.87
Normalized FFO per share attributable to CareTrust REIT, Inc.	$0.51	$0.43	$0.99	$0.85

FAD per share attributable to CareTrust REIT, Inc.	$0.49	$0.46	$0.97	$0.89
Normalized FAD per share attributable to CareTrust REIT, Inc.	$0.51	$0.43	$0.99	$0.86
Diluted weighted average shares outstanding [1]	234,348	193,055	229,281	190,329

[1] For the periods presented, the diluted weighted average shares have been calculated using the treasury stock method.

CARETRUST REIT, INC.
CONSOLIDATED INCOME STATEMENTS - 5 QUARTER TREND
(in thousands, except per share data)
(Unaudited)
	Quarter	Quarter	Quarter	Quarter	Quarter
	Ended	Ended	Ended	Ended	Ended
	June 30, 2025	September 30, 2025	December 31, 2025	March 31, 2026	June 30, 2026
Revenues:
Rental income	$86,033	$104,265	$106,250	$114,196	$118,205
Resident fees and services	—	—	1,225	3,852	4,643
Interest income from financing receivables	2,886	2,908	2,891	2,778	11,696
Interest income from other real estate related investments and other income	23,550	25,271	24,493	21,957	26,804
Total revenues	112,469	132,444	134,859	142,783	161,348
Expenses:
Depreciation and amortization	21,215	26,693	27,142	29,430	30,362
Interest expense	13,038	12,622	11,378	11,242	15,324
Property taxes and insurance	2,117	2,326	2,260	2,453	2,163
Senior housing operating expenses	—	—	952	3,106	3,732
Impairment of real estate investments	—	452	2,031	—	—
Transaction costs	61	560	3,820	207	352
Provision for loan losses	—	—	—	—	4,671
Property operating expenses (recoveries)	938	279	(1,460)	296	(4)
General and administrative	12,549	15,420	15,473	14,337	15,777
Total expenses	49,918	58,352	61,596	61,071	72,377
Other income (loss):
Other income, net	—	—	4,350	—	—
Loss on extinguishment of debt	—	(390)	—	—	—
Gain on sale of real estate, net	—	—	27,672	—	—
Unrealized gain on other real estate related investments, net	1,968	3,603	8,973	7	1,725
Gain (loss) on foreign currency transactions	4,413	(298)	(103)	57	75
Total other income	6,381	2,915	40,892	64	1,800
Income before income tax expense	68,932	77,007	114,155	81,776	90,771
Income tax expense	(1,030)	(2,077)	(1,894)	(2,271)	(2,535)
Net income	67,902	74,930	112,261	79,505	88,236
Net (loss) income attributable to noncontrolling interests	(643)	29	971	(705)	(760)
Net income attributable to CareTrust REIT, Inc.	$68,545	$74,901	$111,290	$80,210	$88,996

Diluted earnings per share attributable to CareTrust REIT, Inc.	$0.35	$0.35	$0.50	$0.36	$0.38

Diluted weighted average shares outstanding	192,851	212,271	223,345	223,955	234,244

CARETRUST REIT, INC.
RECONCILIATIONS OF NET INCOME TO NON-GAAP FINANCIAL MEASURES - 5 QUARTER TREND
(in thousands)
(Unaudited)
	Quarter	Quarter	Quarter	Quarter	Quarter
	Ended	Ended	Ended	Ended	Ended
	June 30, 2025	September 30, 2025	December 31, 2025	March 31, 2026	June 30, 2026

Net income attributable to CareTrust REIT, Inc.	$68,545	$74,901	$111,290	$80,210	$88,996
Depreciation and amortization	21,215	24,309	27,142	29,430	30,362
Noncontrolling interests' share of real estate related depreciation and amortization	(2,513)	(2,796)	(2,876)	(2,812)	(2,844)
Interest expense	13,038	12,622	11,378	11,242	15,324
Income tax expense	1,030	2,077	1,894	2,271	2,535
Amortization of stock-based compensation[1]	1,945	1,700	28	3,184	3,023
Amortization of stock-based compensation related to extraordinary incentive plan	1,081	793	793	264	—
EBITDA attributable to CareTrust REIT, Inc.	104,341	113,606	149,649	123,789	137,396
Impairment of real estate investments	—	452	2,031	—	—
(Gain) loss on foreign currency transactions, net	(4,413)	298	103	—	—
Provision for loan losses	—	—	—	—	4,671
Property operating expenses (recoveries)	1,090	402	(1,561)	303	(4)
Gain on sale of real estate, net	—	—	(27,672)	—	—
Loss on extinguishment of debt	—	390	—	—	—
Non-routine transaction costs	61	560	3,820	207	352
Accelerated amortization of lease intangibles, net of noncontrolling interests' share	—	(1,023)	—	—	—
Qualifying retirement benefits	—	—	1,896	—	—
Other expenses	—	—	359	—	—
Other income, net of NCI share[2]	—	—	(2,171)	—	—
Unrealized gain on other real estate related investments, net	(1,968)	(3,603)	(8,973)	(7)	(1,725)
Normalized EBITDA attributable to CareTrust REIT, Inc.	$99,111	$111,082	$117,481	$124,292	$140,690
Net income attributable to CareTrust REIT, Inc.	$68,545	$74,901	$111,290	$80,210	$88,996
Real estate related depreciation and amortization	21,208	24,303	27,046	29,283	30,212
Noncontrolling interests' share of real estate related depreciation and amortization	(2,513)	(2,796)	(2,876)	(2,812)	(2,844)
Impairment of real estate investments	—	452	2,031	—	—
Gain on sale of real estate, net	—	—	(27,672)	—	—
FFO attributable to CareTrust REIT, Inc.	87,240	96,860	109,819	106,681	116,364
(Gain) loss on foreign currency transactions, net	(4,413)	298	103	—	—
Accelerated amortization of lease intangibles, net of noncontrolling interests' share	—	(1,023)	—	—	—
Provision for loan losses	—	—	—	—	4,671
Property operating expenses (recoveries)	1,090	402	(1,561)	303	(4)
Non-routine transaction costs	61	560	3,820	207	352
Loss on extinguishment of debt	—	390	—	—	—
Amortization of stock-based compensation related to extraordinary incentive plan	1,081	793	793	264	—
Qualifying retirement benefits	—	—	1,896	—	—
Other expenses	—	—	359	—	—
Other income, net of NCI share[2]	—	—	(2,171)	—	—
Unrealized gain on other real estate related investments, net	(1,968)	(3,603)	(8,973)	(7)	(1,725)
Normalized FFO attributable to CareTrust REIT, Inc.	$83,091	$94,677	$104,085	$107,448	$119,658

[1] A portion of the amortization of stock-based compensation for the three months ended December 31, 2025, was moved to Qualifying retirement benefits to represent the amount of accelerated stock-based compensation recorded during the twelve months ended December 31, 2025 related to an employee that met authorized retirement in the period.
[2] Other income, net of NCI share represents a fee received in connection with the release of a facility from a purchase agreement, net of commission fees paid.

CARETRUST REIT, INC.
RECONCILIATIONS OF NET INCOME TO NON-GAAP FINANCIAL MEASURES - 5 QUARTER TREND (continued)
(in thousands, except per share data)
(Unaudited)
	Quarter	Quarter	Quarter	Quarter	Quarter
	Ended	Ended	Ended	Ended	Ended
	June 30, 2025	September 30, 2025	December 31, 2025	March 31, 2026	June 30, 2026

Net income attributable to CareTrust REIT, Inc.	$68,545	$74,901	$111,290	$80,210	$88,996
Real estate related depreciation and amortization	21,208	24,303	27,046	29,283	30,212
Noncontrolling interests' share of real estate related depreciation and amortization	(2,513)	(2,796)	(2,876)	(2,812)	(2,844)
Amortization of deferred financing fees	984	1,121	1,121	1,120	1,121
Amortization of stock-based compensation	1,945	1,700	28	3,184	3,023
Amortization of stock-based compensation related to extraordinary incentive plan	1,081	793	793	264	—
Straight-line rental income	(1,760)	(3,419)	(3,581)	(3,843)	(4,184)
Amortization of lease incentives	48	48	49	49	49
Noncontrolling interests' share of amortization of lease incentives	(24)	(24)	(24)	(24)	(23)
Amortization of above and below market leases	(972)	(390)	(81)	1	(43)
Noncontrolling interests' share of amortization of below market leases	463	154	—	—	—
Accelerated amortization of lease intangibles, net of noncontrolling interests' share	—	(1,023)	—	—	—
Non-cash interest income	(703)	(724)	1,417	(348)	(1,129)
Impairment of real estate investments	—	452	2,031	—	—
Gain on sale of real estate, net	—	—	(27,672)	—	—
FAD attributable to CareTrust REIT, Inc.	88,302	95,096	109,541	107,084	115,178
(Gain) loss on foreign currency transactions, net	(4,413)	298	103	—	—
Provision for loan losses	—	—	—	—	4,671
Property operating expenses (recoveries)	1,090	402	(1,561)	303	(4)
Non-routine transaction costs	61	560	3,820	207	352
Loss on extinguishment of debt	—	390	—	—	—
Qualifying retirement benefits	—	—	1,896	—	—
Other expenses	—	—	359	—	—
Other income, net of NCI share	—	—	(2,171)	—	—
Unrealized gain on other real estate related investments, net	(1,968)	(3,603)	(8,973)	(7)	(1,725)
Normalized FAD attributable to CareTrust REIT, Inc.	$83,072	$93,143	$103,014	$107,587	$118,472
FFO per share attributable to CareTrust REIT, Inc.	$0.45	$0.46	$0.49	$0.48	$0.50
Normalized FFO per share attributable to CareTrust REIT, Inc.	$0.43	$0.45	$0.47	$0.48	$0.51
FAD per share attributable to CareTrust REIT, Inc.	$0.46	$0.45	$0.49	$0.48	$0.49
Normalized FAD per share attributable to CareTrust REIT, Inc.	$0.43	$0.44	$0.46	$0.48	$0.51
Diluted weighted average shares outstanding [1]	193,055	212,575	223,721	224,155	234,348

[1] For the periods presented, the diluted weighted average shares have been calculated using the treasury stock method.

CARETRUST REIT, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands)
(Unaudited)
	June 30, 2026	December 31, 2025
Assets:
Real estate investments, net	$4,062,841	$3,709,576
Financing receivables, net (includes $92,899 and $92,193 at fair value as of June 30, 2026 and December 31, 2025, respectively)	556,155	92,193
Other real estate related investments, net (including accrued interest of $9,135 and $5,759 as of June 30, 2026 and December 31, 2025, respectively)	1,148,485	899,262
Cash and cash equivalents	47,591	198,042
Restricted cash	1,676	—
Accounts and other receivables	17,966	10,368
Prepaid expenses and other assets, net	87,358	230,427
Deferred financing costs, net	7,179	8,568
Total assets	$5,929,251	$5,148,436

Liabilities and Equity:
Senior unsecured notes payable, net	$398,260	$397,816
Senior unsecured term loan, net	496,811	496,404
Unsecured revolving credit facility	310,000	—
Accounts payable, accrued liabilities and deferred rent liabilities	118,673	120,442
Dividends and distributions payable	92,253	74,806
Total liabilities	1,415,997	1,089,468

Redeemable noncontrolling interests	13,322	18,156

Equity:
Common stock	2,360	2,227
Additional paid-in capital	4,996,230	4,518,977
Cumulative distributions in excess of earnings	(503,199)	(491,796)
Accumulated other comprehensive (loss) income	(3,998)	5,872
Total stockholders' equity	4,491,393	4,035,280
Noncontrolling interests	8,539	5,532
Total equity	4,499,932	4,040,812
Total liabilities and equity	$5,929,251	$5,148,436

CARETRUST REIT, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands, unaudited)
	For the Six Months Ended June 30,
	2026	2025
Cash flows from operating activities:
Net income	$167,741	$133,095
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization (including below-market ground leases)	59,877	39,122
Amortization of deferred financing costs	2,241	1,898
Unrealized gain on other real estate related investments, net	(1,732)	(3,255)
Amortization of stock-based compensation	6,471	6,935
Straight-line rental income	(8,027)	(1,753)
Amortization of lease incentives	98	97
Amortization of above and below market leases	(43)	(1,899)
Noncash interest income	(4,861)	(1,581)
Gain on sale of real estate, net	—	(3,876)
Provision for loan losses	4,671	—
Change in operating assets and liabilities:
Accounts and other receivables	(648)	573
Prepaid expenses and other assets, net	(4,152)	(459)
Accounts payable, accrued liabilities and deferred rent liabilities	3,478	3,260
Net cash provided by operating activities	225,114	172,157
Cash flows from investing activities:
Acquisitions of real estate, net of deposits applied	(270,765)	(820,046)
Purchases of equipment, furniture and fixtures and improvements to real estate	(7,427)	(6,783)
Investment in real estate related investments and other loans receivable	(258,519)	(21,715)
Preferred equity investments	—	(30,000)
Investment in financing receivables	(467,129)	—
Principal payments received on real estate related investments and other loans receivable	15,052	9,857
Escrow deposits for potential acquisitions of real estate	(1,910)	(1,020)
Net proceeds from sales of real estate	—	44,401
Net cash used in investing activities	(990,698)	(825,306)
Cash flows from financing activities:
Proceeds from the issuance of common stock, net	484,337	365,282
Proceeds from the issuance of senior unsecured term loan	—	500,000
Borrowings under unsecured revolving credit facility	660,000	525,000
Payments on unsecured revolving credit facility	(350,000)	(525,000)
Payments of deferred financing costs	—	(4,189)
Net-settle adjustment on restricted stock	(10,490)	(3,325)
Dividends paid on common stock	(163,257)	(117,440)
Contributions from noncontrolling interests	1,184	6,888
Distributions to noncontrolling interests	(4,382)	(2,157)
Net cash provided by financing activities	617,392	745,059
Effect of foreign currency translation	(583)	319
Net (decrease) increase in cash and cash equivalents	(148,775)	92,229
Cash, cash equivalents and restricted cash as of the beginning of period	198,042	213,822
Cash, cash equivalents and restricted cash as of the end of period	$49,267	$306,051

CARETRUST REIT, INC.
DEBT SUMMARY
(dollars in thousands)
(Unaudited)

					June 30, 2026
	Interest		Maturity				% of	Deferred		Net Carrying
Debt	Rate		Date		Principal		Principal	Loan Costs		Value

Fixed Rate Debt

Senior unsecured notes payable	3.875%		2028		$400,000		33.1%	$(1,740)		$398,260
Senior unsecured term loan	4.630%	[1]	2030		500,000		41.3%	(3,189)		496,811
	4.294%				900,000		74.4%	(4,929)		895,071

Floating Rate Debt

Unsecured revolving credit facility	4.670%	[2]	2029	[3]	310,000	[4]	25.6%	—	[5]	310,000
	4.670%				310,000		25.6%	—		310,000

Total Debt	4.391%				$1,210,000		100.0%	$(4,929)		$1,205,071

[1] Funds can be borrowed at applicable SOFR plus 1.10% to 1.80% or at the Base Rate (as defined) plus 0.10% to 0.80%. The Company has entered into two interest rate swaps, with a notional amount of $250 million each, that convert the variable SOFR rate to an effective fixed interest rate of 3.5%.
[2] Funds can be borrowed at applicable SOFR plus 1.05% to 1.55% or at the Base Rate (as defined) plus 0.05% to 0.55%.
[3] Maturity date does not assume exercise of two 6-month extension options.
[4] Subsequent to June 30, 2026, the Company drew $285 million, net under the unsecured revolving credit facility, resulting in $605 million of availability as of August 6, 2026.
[5] Deferred financing fees are not shown net for the unsecured revolving credit facility and are included in assets on the balance sheet.

CARETRUST REIT, INC.
RECONCILIATIONS OF NET INCOME TO NON-GAAP FINANCIAL MEASURES
Increased Full Year 2026 Guidance[1]
(Unaudited)

	Total (in millions)		Per Share
	Low	High	Low	High
Net income attributable to CareTrust REIT, Inc.	$356	$364	$1.53	$1.56
Real estate related depreciation and amortization, net of NCI	112	112	0.48	0.48
Funds from Operations (FFO)	468	476	2.01	2.04
Normalizing items[2]	4	4	0.02	0.02
Normalized FFO	$472	$480	$2.03	$2.06

Net income attributable to CareTrust REIT, Inc.	$356	$364	$1.53	$1.56
Real estate related depreciation and amortization, net of NCI	112	112	0.48	0.48
Amortization of deferred financing fees	5	5	0.02	0.02
Amortization of stock-based compensation	12	12	0.05	0.05
Straight-line rental income	(17)	(17)	(0.07)	(0.07)
Noncash interest income	(4)	(4)	(0.02)	(0.02)
Amortization of lease incentives, net of NCI	—	—	—	—
Funds Available for Distribution (FAD)	464	472	1.99	2.02
Normalizing items[2]	4	4	0.02	0.02
Normalized FAD	$468	$476	$2.01	$2.04

Weighted average diluted shares outstanding	233	233

Additional Guidance Measures
•Cash rental revenue of $454 million at the midpoint
•Interest income from financing receivables of $43 million at the midpoint
•Interest income from loans and other investments of $100 million at the midpoint
•General and administrative expense of $63 million at the midpoint
•Interest expense of $61 million at the midpoint
•Income tax expense of $10 million at the midpoint

[1]This guidance assumes and includes (i) no new investments, loans, or dispositions beyond those made year-to-date, (ii) no new debt or equity issuances beyond those made year-to-date, (iii) 2.5% inflation-based rent escalators under long-term NNN leases, (iv) $147 million of loans to be fully repaid throughout the year, and, (v) no material change in the GBP:USD spot rate.
[2] See "Non-GAAP Financial Measures" below for items typically excluded in Normalized FFO and Normalized FAD attributable to CareTrust REIT, Inc. The timing and amount of these excluded charges cannot be further allocated or quantified with certainty or is dependent on the timing and occurrence of certain actions and, accordingly, cannot be reasonably predicted or estimated without unreasonable efforts.

Non-GAAP Financial Measures
EBITDA, Normalized EBITDA and Net Debt to Annualized Normalized Run Rate EBITDA.
EBITDA attributable to CareTrust REIT, Inc. represents net income (loss) attributable to CareTrust REIT, Inc. before interest expense (including amortization of deferred financing costs), income tax expense, amortization of stock-based compensation, and depreciation and amortization. Normalized EBITDA attributable to CareTrust REIT, Inc. represents EBITDA attributable to CareTrust REIT, Inc. as further adjusted to eliminate the impact of certain items that the Company does not consider indicative of core operating performance, such as recovery of previously reversed rent, lease termination revenue, property operating expenses, gains or losses on foreign currency transactions, gains or losses from dispositions of real estate, real estate impairment charges, provision for loan losses, non-routine transaction costs, loss on extinguishment of debt, accelerated amortization of lease intangibles, net of noncontrolling interests' share, extraordinary incentive plan payment, write-off of deferred financing costs, unrealized gains or losses on other real estate related investments, provision for doubtful accounts and lease restructuring, qualifying retirement benefits, and other income and expenses, as applicable. EBITDA attributable to CareTrust REIT, Inc. and Normalized EBITDA attributable to CareTrust REIT, Inc. do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. EBITDA attributable to CareTrust REIT, Inc. and Normalized EBITDA attributable to CareTrust REIT, Inc. do not purport to be indicative of cash available to fund future cash requirements, including the Company’s ability to fund capital expenditures or make payments on its indebtedness. Further, the Company’s computation of EBITDA and Normalized EBITDA may not be comparable to EBITDA and Normalized EBITDA reported by other REITs.
The Company also discloses Net Debt to Annualized Normalized Run Rate EBITDA, which compares the Company's Net Debt as of the last day of the quarter to the Annualized Run Rate EBITDA attributable to CareTrust REIT, Inc. for the quarter. "Net Debt" is defined as the Company's Total Debt as of the last day of the specified quarter adjusted to exclude the Company's cash, cash equivalents, restricted cash and escrow deposits on acquisition of real estate as of such date, as well as the net proceeds from the expected settlement of shares sold under equity forward contracts through the Company's ATM Program and any forward equity offering that are outstanding as of such date. "Normalized Run Rate EBITDA" represents Normalized EBITDA, adjusted to give effect to the investments completed during the three months ended for the respective period as though such investments were completed as of the beginning of the period. "Annualized Normalized Run Rate EBITDA" is calculated as Normalized Run Rate EBITDA attributable to CareTrust REIT, Inc. for the specified quarter multiplied by four.
Funds from Operations and Funds Available for Distribution.
Funds from Operations (“FFO”), and Funds Available for Distribution (“FAD”) are important non-GAAP supplemental measures of operating performance for a REIT. Because the historical cost accounting convention used for real estate assets requires straight-line depreciation except on land, such accounting presentation implies that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market and other conditions, presentations of operating results for a REIT that uses historical cost accounting for depreciation could be less informative. Thus, the National Association of Real Estate Investment Trusts ("Nareit”) created FFO as a supplemental measure of operating performance for REITs that excludes historical cost depreciation and amortization, among other items, from net income, as defined by GAAP.
FFO is defined by Nareit as net income computed in accordance with GAAP, excluding gains or losses from dispositions of real estate investments, real estate related depreciation and amortization and real estate impairment charges, adjustments for the share of consolidated joint ventures, and adjustments for unconsolidated partnerships and joint ventures. Noncontrolling interests' pro rata share information is prepared by applying noncontrolling interests' actual ownership percentage for the period and is intended to reflect noncontrolling interests' proportionate economic interest in the financial position and operating results of properties in our portfolio. The Company computes FFO attributable to CareTrust REIT, Inc. in accordance with Nareit’s definition.
FAD attributable to CareTrust REIT, Inc. is defined as FFO attributable to CareTrust REIT, Inc. excluding noncash income and expenses, such as amortization of stock-based compensation, amortization of deferred financing fees, amortization of above and below market intangibles, amortization of lease incentives, the effects of straight-line rent, recurring capital expenditures required to maintain our properties, adjustments for the share of consolidated joint ventures and non-cash interest income. The Company considers FAD attributable to CareTrust REIT, Inc. to be a useful supplemental measure to evaluate the Company’s operating results excluding these income and expense items to help investors, analysts and other interested parties compare the operating performance of the Company between periods or as compared to other companies on a more consistent basis.
Normalized FFO and Normalized FAD.
The Company also reports normalized FFO ("Normalized FFO") attributable to CareTrust REIT, Inc. and normalized FAD ("Normalized FAD") attributable to CareTrust REIT, Inc., each of which adjust FFO and FAD, respectively, for certain revenue and expense items that the Company does not believe are indicative of its ongoing operating results, such as write-off of deferred financing costs, provision for loan losses, accelerated amortization of lease intangibles, net of noncontrolling interests' share, non-routine transaction costs, provision for doubtful accounts and lease restructuring, loss on extinguishment of debt, amortization of stock-based compensation related to extraordinary incentive plan, extraordinary incentive plan payment, unrealized gains or losses on other real estate related investments, gains or losses on foreign currency transactions, recovery of previously reversed rent, lease termination revenue, property operating expenses, qualifying retirement benefits and other income and expenses. By excluding these items, investors, analysts and our management can compare Normalized FFO and Normalized FAD between periods more consistently.
Further, the Company’s computation of FFO, Normalized FFO, FAD and Normalized FAD may not be comparable to FFO, Normalized FFO, FAD and Normalized FAD reported by other REITs that do not define FFO in accordance with the current Nareit definition or that interpret the current Nareit definition or define FAD differently than the Company does.

While FFO, Normalized FFO, FAD and Normalized FAD are relevant and widely-used measures of operating performance among REITs, they do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. FFO, Normalized FFO, FAD and Normalized FAD do not purport to be indicative of cash available to fund future cash requirements. The Company believes that net income attributable to CareTrust REIT, Inc., as defined by GAAP, is the most appropriate earnings measure. The Company also believes that the use of EBITDA, Normalized EBITDA, FFO, Normalized FFO, FAD and Normalized FAD, combined with the required GAAP presentations, improves the understanding of operating results of REITs among investors and makes comparisons of operating results among such companies more meaningful. The Company considers EBITDA and Normalized EBITDA, in each case attributable to CareTrust REIT, Inc., useful in understanding the Company’s operating results independent of its capital structure, indebtedness and other charges that are not indicative of its ongoing results, thereby allowing for a more meaningful comparison of operating performance between periods and against other REITs. The Company considers FFO, Normalized FFO, FAD and Normalized FAD, in each case attributable to CareTrust REIT, Inc., to be useful measures for reviewing comparative operating and financial performance because, by excluding gains or losses from real estate dispositions, impairment charges and real estate related depreciation and amortization, and, for FAD and Normalized FAD, by excluding noncash income and expenses such as amortization of stock-based compensation, amortization of deferred financing fees, and the effects of straight-line rent, FFO, Normalized FFO, FAD and Normalized FAD can help investors compare the Company’s operating performance between periods and to other REITs. The Company believes that the disclosure of Net Debt to Annualized Normalized Run Rate EBITDA provides a useful measure to investors to evaluate the credit strength of the Company and its ability to service its debt obligations and to compare the Company’s credit strength to prior reporting periods and to other companies without the effect of charges that are not indicative of the Company’s ongoing performance or that could obscure the Company’s actual credit quality and after considering the effect of investments occurring during the period.